News Release

Investor Contact: Susan Harcourt 703-682-1204
Media Contact: Amy Ackerman 703-682-6399

AES Reports Positive Momentum in First Quarter; Reaffirms 2023 Guidance; Introduces New Strategic Business Units
Detailed Business Review and Long-Term Outlook to be Presented at Investor Day on Monday, May 8, 2023

Strategic Accomplishments
•On track to complete 2023 construction projects of more than 3 GW of renewables
•AES Ohio signed a comprehensive settlement for its Electric Security Plan (ESP4), providing the regulatory foundation necessary to drive future growth
•Announced next decarbonization milestone with the agreement to terminate the PPA for the 205 MW Warrior Run coal plant in Maryland, for a total payments of $357 million
•Signed agreements to extend the operation of 1.4 GW of gas generation at the Southland legacy units in Southern California for three more years

Q1 2023 Financial Highlights
•Diluted EPS of $0.21, compared to $0.16 in Q1 2022
•Adjusted EPS1 of $0.22, compared to $0.21 in Q1 2022
•Net Income of $189 million, compared to $171 million in Q1 2022
•Added Adjusted EBITDA2 metric to disclosures
•Adjusted EBITDA2 of $628 million, compared to $621 million in Q1 2022

Financial Position and Outlook
•Reaffirming 2023 guidance for Adjusted EPS1 of $1.65 to $1.75 and 7% to 9% annualized growth target1 through 2025, off a base year of 2020

ARLINGTON, Va., May 4, 2023 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended March 31, 2023.

"Our first quarter results put us on track to meet our 2023 guidance and longer-term growth rates," said Andrés Gluski, AES President and Chief Executive Officer. "The settlement agreement of AES Ohio's rate case and the termination of Warrior Run's thermal PPA for $357 million, materially advance our strategic objectives of growing our US utilities by double digits and decarbonizing our portfolio. I am also pleased to announce our four new Strategic Business Units, which better reflect the greatly simplified company that AES is today."

1 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.
2 Adjusted EBITDA is a non-GAAP financial metric. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended March 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.

"I am excited about our financial performance and strategic accomplishments so far this year, which position us well to achieve or exceed our goals in this year and beyond," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "At our Investor Day this Monday, May 8th, we will provide greater detail around our new SBUs, new metrics, and our longer-term growth expectations."

New Strategic Business Units (SBU)

AES is a diversified power generation and utility company organized into four SBUs: Renewables (solar, wind, energy storage, hydro, biomass and landfill gas); Utilities (AES Indiana, AES Ohio and AES El Salvador); Energy Infrastructure3 (natural gas, LNG, coal, pet coke, diesel and oil); and New Energy Technologies (the development of green hydrogen, Fluence, Uplight and 5B).

Q1 2023 Financial Results

First quarter 2023 Net Income was $189 million, an increase of $18 million compared to first quarter 2022. This increase is the result of favorable contributions from the Energy Infrastructure and New Energy Technology Strategic Business Units (SBU), partially offset by lower contributions from the Utilities and Renewables SBUs.

First quarter 2023 Adjusted EBITDA4 (a non-GAAP financial measure) was $628 million, an increase of $7 million compared to first quarter 2022, primarily reflecting favorable wind and hydrology conditions, and new businesses at the Renewables SBU, favorable LNG transactions at the Energy Infrastructure SBU, and lower losses at the New Energy Technologies SBU due to reduced shipping constraints and costs, as well as fewer project delays. These positive drivers were partially offset by unfavorable weather conditions impacting demand at the Utilities SBU.

First quarter 2023 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was $0.21, an increase of $0.05 compared to first quarter 2022, primarily reflecting favorable LNG transactions at the Energy Infrastructure SBU, new businesses at the Renewables SBU, and lower losses of affiliates at the New Energy Technologies SBU, partially offset by lower margins due to unfavorable weather conditions at the Utilities SBU.

First quarter 2023 Adjusted Earnings Per Share5 (Adjusted EPS, a non-GAAP financial measure) was $0.22, an increase of $0.01, compared to first quarter 2022, mainly driven by the same drivers above, adjusted for Noncontrolling Interests, and a lower adjusted tax rate.

Strategic Accomplishments
3 The Company's businesses in Chile, which have a mix of generation sources, including renewables, are also included within the Energy Infrastructure SBU, as the generation from all sources is pooled to service existing PPAs.
4 Adjusted EBITDA is a non-GAAP financial metric. See attached "Non-GAAP Measures" for definition of Adjusted EBITDA and a description of the adjustments to reconcile Adjusted EBITDA to Net Income for the quarter ended March 31, 2023.
5 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2023.

•As of the end of the first quarter of 2023, the Company’s backlog, which includes projects with signed contracts, but which are not yet operational, was 11,932 MW, including 5,627 MW under construction. This is compared to a 12,179 MW backlog as of year-end 2022.
•In April 2023, AES Ohio signed a comprehensive settlement with the Public Utilities Commission of Ohio (PUCO) for its Electric Security Plan (ESP4), providing the regulatory foundation necessary to enable future growth. The settlement is expected to be approved by the PUCO in the third quarter of 2023.
•In April 2023, the Company announced its next decarbonization milestone with the agreement to terminate the PPA for the 205 MW Warrior Run coal plant in Maryland, for a total consideration of $357 million, subject to approval by the Maryland Public Service Commission (PSC). AES will continue to operate the plant through at least May 2024, after which the Company sees interesting opportunities to repurpose the site for low carbon solutions that will continue to serve local communities.
•In April 2023, the Company signed agreements for three-year extensions of 1.4 GW of gas generation at the Southland legacy units in Southern California. The extension will help meet the State of California's grid reliability needs while supporting its decarbonization goals.

Guidance and Expectations6

The Company is reaffirming its 7% to 9% annualized growth rate target6 through 2025, from a base year of 2020.

The Company is reaffirming its 2023 guidance for Adjusted EPS6 of $1.65 to $1.75. Growth in 2023 is expected to be primarily driven by 3.4 GW of new renewables expected to come online. This growth is expected to be partially offset by lower margins from the Company's LNG business, due to normalization of LNG prices and the roll-off of a gas supply contract, lower contract margins in Chile, and higher interest expense in Colombia. This guidance also incorporates the impact of 0.6 GW of new renewables likely coming online in 2024, instead of 2023.

The Company's 2023 guidance is based on foreign currency and commodity forward curves as of March 31, 2023.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share, Adjusted Pre-Tax Contribution, Adjusted EBITDA, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

6 Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended March 31, 2023. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

First Quarter Financial Review Conference Call Information

AES will host a conference call on Friday, May 5, 2023 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-833-470-1428 at least ten minutes before the start of the call. International callers should dial +1-929-526-1599. The Participant Access Code for this call is 382953. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

2023 Investor Day Webcast Information

AES will hold an Investor Day on Monday, May 8, 2023 at 9:00 a.m. Eastern Time (ET) in New York City. At the event, AES Management will deliver prepared remarks and host a question and answer session with analysts and investors. Interested parties may access the live webcast and presentation materials at www.aes.com by selecting "Investors" and then "Upcoming Events" prior to the start of the event. A replay will be available shortly after the conclusion of the event at www.aes.com by selecting "Investors" and then "Presentations and Webcasts."

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2022 Annual Report on Form 10-K filed March 1, 2023 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in millions, except per share amounts)
Revenue:
Non-Regulated	$2,287	$2,017
Regulated	952	835
Total revenue	3,239	2,852
Cost of Sales:
Non-Regulated	(1,797)	(1,617)
Regulated	(848)	(705)
Total cost of sales	(2,645)	(2,322)
Operating margin	594	530
General and administrative expenses	(55)	(52)
Interest expense	(330)	(258)
Interest income	123	75
Loss on extinguishment of debt	(1)	(6)
Other expense	(14)	(12)
Other income	10	6
Gain on disposal and sale of business interests	—	1
Asset impairment expense	(20)	(1)
Foreign currency transaction losses	(42)	(19)
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	265	264
Income tax expense	(72)	(60)
Net equity in losses of affiliates	(4)	(33)
NET INCOME	189	171
Less: Net income attributable to noncontrolling interests and redeemable stock of subsidiaries	(38)	(56)
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION	$151	$115
BASIC EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.22	$0.17
DILUTED EARNINGS PER SHARE:
NET INCOME ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$0.21	$0.16
DILUTED SHARES OUTSTANDING	712	711

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended March 31,
(in millions)	2023	2022
REVENUE
Renewables SBU	$495	$420
Utilities SBU	971	859
Energy Infrastructure SBU	1,724	1,607
New Energy Technologies SBU	74	—
Corporate and Other	27	23
Eliminations	(52)	(57)
Total Revenue	$3,239	$2,852

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2023	December 31, 2022
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,441	$1,374
Restricted cash	456	536
Short-term investments	822	730
Accounts receivable, net of allowance for doubtful accounts of $5 and $5, respectively	1,859	1,799
Inventory	864	1,055
Prepaid expenses	167	98
Other current assets	1,523	1,533
Current held-for-sale assets	511	518
Total current assets	7,643	7,643
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	477	470
Electric generation, distribution assets and other	27,054	26,599
Accumulated depreciation	(8,882)	(8,651)
Construction in progress	5,564	4,621
Property, plant and equipment, net	24,213	23,039
Other Assets:
Investments in and advances to affiliates	768	952
Debt service reserves and other deposits	180	177
Goodwill	362	362
Other intangible assets, net of accumulated amortization of $455 and $434, respectively	1,862	1,841
Deferred income taxes	324	319
Loan receivable, net of allowance of $25 and $26, respectively	1,044	1,051
Other noncurrent assets, net of allowance of $46 and $51, respectively	2,961	2,979
Total other assets	7,501	7,681
TOTAL ASSETS	$39,357	$38,363
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,505	$1,730
Accrued interest	296	249
Accrued non-income taxes	289	249
Accrued and other liabilities	2,103	2,151
Recourse debt	500	—
Non-recourse debt, including $314 and $416, respectively, related to variable interest entities	1,737	1,758
Current held-for-sale liabilities	346	354
Total current liabilities	6,776	6,491
NONCURRENT LIABILITIES
Recourse debt	4,081	3,894
Non-recourse debt, including $2,413 and $2,295, respectively, related to variable interest entities	18,513	17,846
Deferred income taxes	1,110	1,139
Other noncurrent liabilities	3,131	3,168
Total noncurrent liabilities	26,835	26,047
Commitments and Contingencies
Redeemable stock of subsidiaries	1,283	1,321
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,050 issued and outstanding at March 31, 2023 and December 31, 2022)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,808,272 issued and 669,335,716 outstanding at March 31, 2023 and 818,790,001 issued and 668,743,464 outstanding at December 31, 2022)	8	8
Additional paid-in capital	6,557	6,688
Accumulated deficit	(1,484)	(1,635)
Accumulated other comprehensive loss	(1,742)	(1,640)
Treasury stock, at cost (149,472,556 and 150,046,537 shares at March 31, 2023 and December 31, 2022, respectively)	(1,815)	(1,822)
Total AES Corporation stockholders’ equity	2,362	2,437
NONCONTROLLING INTERESTS	2,101	2,067
Total equity	4,463	4,504
TOTAL LIABILITIES AND EQUITY	$39,357	$38,363

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2023	2022
	(in millions)
OPERATING ACTIVITIES:
Net income	$189	$171
Adjustments to net income:
Depreciation and amortization	273	270
Gain on disposal and sale of business interests	—	(1)
Impairment expense	20	1
Deferred income taxes	(11)	(7)
Loss on extinguishment of debt	1	6
Loss of affiliates, net of dividends	4	33
Emissions allowance expense	89	118
Other	51	54
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(62)	(77)
(Increase) decrease in inventory	191	(44)
(Increase) decrease in prepaid expenses and other current assets	64	59
(Increase) decrease in other assets	50	(10)
Increase (decrease) in accounts payable and other current liabilities	(293)	(124)
Increase (decrease) in income tax payables, net and other tax payables	(7)	7
Increase (decrease) in deferred income	21	10
Increase (decrease) in other liabilities	45	(9)
Net cash provided by operating activities	625	457
INVESTING ACTIVITIES:
Capital expenditures	(1,551)	(766)
Proceeds from the sale of business interests, net of cash and restricted cash sold	98	1
Sale of short-term investments	356	197
Purchase of short-term investments	(418)	(345)
Contributions and loans to equity affiliates	(20)	(93)
Purchase of emissions allowances	(78)	(136)
Other investing	(11)	(11)
Net cash used in investing activities	(1,624)	(1,153)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities and commercial paper program	2,335	1,193
Repayments under the revolving credit facilities and commercial paper program	(1,625)	(715)
Issuance of recourse debt	500	—
Repayments of recourse debt	—	(29)
Issuance of non-recourse debt	690	1,710
Repayments of non-recourse debt	(660)	(788)
Payments for financing fees	(18)	(27)
Purchases under supplier financing arrangements	529	93
Repayments of obligations under supplier financing arrangements	(587)	(50)
Distributions to noncontrolling interests	(47)	(47)
Acquisitions of noncontrolling interests	—	(535)
Contributions from noncontrolling interests	18	8
Sales to noncontrolling interests	—	48
Issuance of preferred shares in subsidiaries	3	60
Dividends paid on AES common stock	(111)	(105)
Payments for financed capital expenditures	(4)	(4)
Other financing	(7)	6
Net cash provided by financing activities	1,016	818
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(18)	20
Increase in cash, cash equivalents and restricted cash of held-for-sale businesses	(9)	(64)
Total increase (decrease) in cash, cash equivalents and restricted cash	(10)	78
Cash, cash equivalents and restricted cash, beginning	2,087	1,484
Cash, cash equivalents and restricted cash, ending	$2,077	$1,562
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$252	$185
Cash payments for income taxes, net of refunds	53	46
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared but not yet paid	111	105

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS

EBITDA is defined as earnings before interest income and expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of NCI and interest, taxes, depreciation and amortization of our equity affiliates, and adding back interest income recognized under service concession arrangements; excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence.
The GAAP measure most comparable to EBITDA and Adjusted EBITDA is net income. We believe that EBITDA and Adjusted EBITDA better reflect the underlying business performance of the Company. Adjusted EBITDA is the most relevant measure considered in the Company’s internal evaluation of the financial performance of its segments. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, the non-recurring nature of the impact of the early contract terminations at Angamos, and the variability of allocations of earnings to tax equity investors, which affect results in a given period or periods. In addition, each of these metrics represent the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. EBITDA and Adjusted EBITDA should not be construed as alternatives to net income, which is determined in accordance with GAAP.

	Three Months Ended March 31,
Reconciliation of Adjusted EBITDA (in millions)	2023	2022
Net income	$189	$171
Income tax expense	72	60
Interest expense	330	258
Interest income	(123)	(75)
Depreciation and amortization	273	270
EBITDA	$741	$684
Less: Adjustment for noncontrolling interests and redeemable stock of subsidiaries (1)	(170)	(156)
Less: Income tax expense (benefit), interest expense (income) and depreciation and amortization from equity affiliates	39	34
Interest income recognized under service concession arrangements	18	19
Unrealized derivative and equity securities losses (gains)	(39)	42
Unrealized foreign currency losses (gains)	32	(18)
Disposition/acquisition losses	(3)	9
Impairment losses	9	1
Loss on extinguishment of debt	1	6
Adjusted EBITDA	$628	$621
_______________________________
(1)         The allocation of earnings to tax equity investors from both consolidated entities and equity affiliates is removed from Adjusted EBITDA .
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses, and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the Energy Infrastructure SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED EBITDA, ADJUSTED PTC AND ADJUSTED EPS
Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income from continuing operations, net of tax, attributable to AES and Diluted EPS	$151	$0.21		$115	$0.16
Add: Income tax expense from continuing operations attributable to AES	51			50
Pre-tax contribution	$202			$165
Adjustments
Unrealized derivative and equity securities losses (gains)	$(39)	$(0.06)	(2)	$41	$0.06	(3)
Unrealized foreign currency losses (gains)	31	0.04	(4)	(19)	(0.02)	(5)
Disposition/acquisition losses	(3)	—		9	0.01
Impairment losses	9	0.01		1	—
Loss on extinguishment of debt	4	0.01		10	0.01
Less: Net income tax benefit		0.01			(0.01)
Adjusted PTC and Adjusted EPS	$204	$0.22		$207	$0.21
_____________________________

(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to unrealized derivative losses at Energy Infrastructure SBU of $48 million, or $0.07 per share.
(3)Amount primarily relates to unrealized commodity derivative losses at New York Wind of $20 million, or $0.03 per share, and unrealized foreign currency derivative losses in Brazil of $20 million, or $0.03 per share.
(4)Amount primarily relates to unrealized foreign currency losses mainly associated with the devaluation of long-term receivables denominated in Argentine pesos of $25 million, or $0.03 per share.
(5)Amount primarily relates to unrealized foreign currency gains in Brazil of $22 million, or $0.03 per share, mainly associated with debt denominated in Brazilian reais.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,489	$1,298	$1,022	$1,231
Returns of capital distributions to Parent & QHCs	56	—	1	1
Total subsidiary distributions & returns of capital to Parent	$1,545	$1,298	$1,023	$1,232
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$356	$753	$69	$311
Returns of capital distributions to Parent & QHCs	56	—	—	—
Total subsidiary distributions & returns of capital to Parent	$412	$753	$69	$311

(in millions)	Balance at
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$117	$24	$49	$29
Availability under credit facilities	970	1,141	374	414
Ending liquidity	$1,087	$1,165	$423	$443

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.